                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CENDANT CORPORATION


                  The undersigned, James E. Buckman, certifies that he is the Vice Chairman and General Counsel of Cendant Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                  (1) The name of the Corporation is Cendant Corporation.

                  (2) The name under which the Corporation was originally incorporated was Comp-U-Card of America, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 1974.

                  (3) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  (4) The text of the Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

                  1. The name of the Corporation is Cendant Corporation (hereinafter, the "Corporation").

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. Capital Stock

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,510,000,000, consisting of (i) 2,500,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). No stockholder shall have any preemptive right to subscribe to or purchase any additional shares of stock of the Corporation or any securities convertible into any such shares or representing a right or option to purchase any such shares.

A.       Common Stock

         1. Issuance of Common Stock in Series; Design- ation; Reclassification.

         The Corporation shall have the authority to issue shares of Common Stock in two series. One series of Common Stock shall be designated as Cendant Corporation - CD Common Stock ("CD Stock"). The second series of Common Stock shall be initially designated as Cendant Corporation - Move.com Common Stock or such other name as the board of directors shall determine now or hereafter ("Move.com Stock"). When the filing of this Amended and Restated Certificate of Incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall automatically be reclassified as one share of CD Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equal number of shares of CD Stock despite the absence of any indication thereon to that effect).

         The total number of shares of CD Stock which the Corporation shall have the authority to issue shall initially be 2,000,000,000, and the total number of shares of Move.com Stock which the Corporation shall have the authority to issue shall initially be 500,000,000. The Board of Directors shall have the authority to increase or decrease from time to time the total number of shares of Common Stock of either series which the Corporation shall have the authority to issue, but not above the number which, when added to the total number of shares of the other series of Common Stock that the Corporation would have the authority to issue, would exceed the total number of shares of Common Stock that the Corporation has the authority to issue, and not below the number of shares of such series then outstanding. The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the Move.com Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group and any other terms which are consistent with applicable law and the provisions of this Article 4. The voting powers, preferences and relative, participating, optional or other special rights of the CD Stock and Move.com Stock, and the qualifications and restrictions thereon, shall be as set forth in this Section A.

2.       Dividends

         (1) Dividends. Subject to the preferences and other terms of any outstanding series of Preferred Stock, the holders of either series of Common Stock shall be entitled to receive dividends on their shares of Common Stock if, as and when declared by the Board of Directors, out of legally available funds, but (i) the Corporation will be permitted to pay dividends on CD Stock out of the lesser of (x) the assets of the Corporation legally available for the payment of dividends under Delaware law or (y) the Available Dividend Amount for Cendant Group and (ii) the Corporation will be permitted to pay dividends on Move.com Stock (and corresponding amounts to the Cendant Group with respect to its Retained Interest in Move.com Group) out of the lesser of (x) the assets of the Corporation legally available for the payment of dividends under Delaware law or (y) the Available Dividend Amount for Move.com Group.

         (2) Discrimination Between or Among Series of Common Stock. Subject to paragraph (a) of this Section 2 and subject to the preferences and other terms of any outstanding series of Preferred Stock, the Corporation shall have the authority to declare and pay dividends on both, one or neither series of Common Stock in equal or unequal amounts, notwithstanding the performance of either Group, the amount of assets available for dividends on either series of Common Stock, the amount of prior dividends paid on either series of Common Stock, the respective voting rights of each series of Common Stock or any other factor.

         1. Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group; Exchange of One Series of Common Stock for the Other Series or for Stock of a Subsidiary at the Corporation's Option.

         (3) Mandatory Dividend, Redemption or Exchange.

                  (1) In the event of a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the consummation of such Disposition, either:

                           (x) declare and pay a dividend to holders of the series of Common Stock that relates to that Group (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section 2 of this Article 4(A), in an amount having a Fair Value equal to their Proportionate Interest in the Net Proceeds of such Disposition;

                           (y) redeem from holders of the series of Common Stock that relates to that Group, for cash, securities (other than Common

                           Stock) or other property (or a combination thereof) in an amount having a Fair Value equal to their Proportionate Interest in the Net Proceeds of such Disposition, all of the outstanding shares of the relevant series of Common Stock (or, if such Group continues after such Disposition to own any material assets other than the proceeds of such Disposition, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the date on which the Disposition is consummated, equal to such Fair Value); or

                           (z) issue, in exchange for all of the outstanding shares of the series of Common Stock that relates to that Group, a number of shares of the series of Common Stock that does not relate to that Group (rounded, if necessary, to the nearest whole number) having an aggregate value equal to 110% of the aggregate value of all of the outstanding shares of the series of Common Stock that relates to that Group (with value in each case based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the date on which the Disposition is consummated).

                  (2) At any time within one year after completing any dividend or partial redemption pursuant to (x) or (y) of the preceding sentence, the Corporation may issue, in exchange for all of the remaining outstanding shares of the series of Common Stock that relates to the Group that consummated the applicable

                  Disposition, a number of shares of the series of Common Stock that does not relate to that Group (rounded, if necessary, to the nearest whole number) having an aggregate value equal to 110% of the aggregate value of all of the outstanding shares of the series of Common Stock that relates to that Group (with value in each case based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the relevant series).

                  (3) For purposes of this Section 3, if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

         (4) Optional Exchange of One Series of Common Stock for the Other
Series.

                  (1) Prior to the third anniversary of the earlier of (a) the initial issuance of Move.com Stock in a public offering or (b) the first anniversary of a private placement of Move.com Stock, the Corporation will not have the right to cause the exchange of CD Stock for Move.com Stock.

                  (2) From and after the 18-month anniversary of the earlier of
                  (a) the initial issuance of Move.com Stock in a public offering or (b) the first anniversary of a private placement of Move.com Stock, the Corporation may issue, in exchange for all of the outstanding shares of Move.com Stock, a number of shares of CD Stock (rounded, if necessary, to the nearest whole number) having an aggregate value equal to the percentage of the aggregate value of all of the outstanding shares of Move.com Stock (the "Applicable

                  Percentage") specified for the applicable date of exchange below. (In each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of Move.com Stock).



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

                                            The Applicable
                                            Percentage Will
                                            be the Percentage
         If the Exchange Date Falls During  Specified for
         the Period Indicated Below         Such Period Below
         ---------------------------------  -----------------
         Eighteenth Month.................  120%
         Nineteenth Month.................  119.722222%
         Twentieth Month..................  119.444444%
         Twenty-first Month...............  119.166667%
         Twenty-second Month..............  118.888889%
         Twenty-third Month...............  118.611111%
         Twenty-fourth Month..............  118.333333%
         Twenty-fifth Month...............  118.055556%
         Twenty-sixth Month...............  117.777778%
         Twenty-seventh Month.............  117.5%
         Twenty-eighth Month..............  117.222222%
         Twenty-ninth Month...............  116.944444%
         Thirtieth Month..................  116.666667%
         Thirty-first Month...............  116.388889%
         Twenty-second Month..............  116.111111%
         Thirty-third Month...............  115.833333%
         Thirty-fourth Month..............  115.555556%
         Thirty-fifth Month...............  115.277778%
         Thirty-sixth Month and after.....  115%


                           For purposes of the foregoing chart, (x) the
                  eighteenth "Month" is the period from and including the date which is the earlier of (1) the first issuance of shares of Move.com Stock in a public offering or (2) the first anniversary of a private placement of Move.com Stock, to but excluding the one month anniversary of such date (provided that, if the date is the 29th, 30th or 31st day of any month, the first "Month" will be the period from and including such date to but excluding the one month anniversary of the first day of the month immediately following the month in which such date falls) and (y) each subsequent "Month" is the period from and including the day after the end of the prior Month to but excluding the one month anniversary of such day.



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



                  (3) From and after the third anniversary of the earlier of (a) the initial issuance of Move.com Stock in a public offering or
                  (b) the first anniversary of a private placement of Move.com Stock, the Corporation may, at any time after outstanding Move.com Stock exceeds the 40% of Total Market Capitalization Trigger but has not exceeded 60% of the Total Market Capitalization Threshold, issue, in exchange for all of the outstanding shares of either series of Common Stock (the "Series of Common Stock Being Retired"), a number of shares of the other series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate value equal to the aggregate value of all of the outstanding shares of the Series of Common Stock Being Retired (with value in each case based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the Series of Common Stock Being Retired). In the event that Move.com Stock exceeds the 60% of Total Market Capitalization Threshold, the Corporation will lose the right to effect an exchange on a value for value basis during such period.

                  The Corporation will have the right, on or after the third anniversary of the earlier of (a) the initial issuance of Move.com Stock in a public offering or (b) the first anniversary of a private placement of Move.com Stock, if outstanding Move.com Stock exceeds the 60% of Total Market Capitalization Threshold, to issue a number of shares of Move.com Stock, in exchange for all of the outstanding CD Stock, having an aggregate value equal to 115% of the aggregate value of all of the outstanding shares of CD Stock. (In each case value is based on the average Market Value of a share of relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of CD Stock). In the event that Move.com Stock equals or falls below the 60% of Total Market Capitalization Threshold, the Corporation will lose the right to effect such an exchange during such period.

                  Move.com Stock will exceed the "40% of Total Market Capitalization Trigger" if the Market Capitalization of the outstanding Move.com Stock exceeds 40% of the Total Market Capitalization of both series of Common Stock for 30 Trading Days during any 60 consecutive Trading Day period. Move.com Stock will be equal to or below the "60% of Total Market Capitalization Threshold" if the Market Capitalization of the outstanding Move.com Stock is equal to or below 60% of the Total Market Capitalization of both series of Common Stock for 30 Trading Days during any 60 consecutive Trading Day period.

                  If the Corporation has the right, on the date on which it mails a notice of exchange as contemplated above, to issue shares of CD Stock or Move.com Stock in exchange for outstanding shares of the other series of Common Stock as described above, the Corporation will not lose that right if Move.com Stock subsequently falls below the 40% of Total Market Capitalization Trigger or exceeds the 60% of Total Market Capitalization Threshold.

                  (4) Notwithstanding the preceding paragraphs, if a Tax Event has occurred, the Corporation may issue, in exchange for all of the outstanding shares of Move.com Stock, a number of shares of CD Stock (rounded, if necessary, to the nearest whole number) having an aggregate value equal to 110% of the aggregate value of all of the outstanding shares of Move.com Stock (with value based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of Move.com Stock being retired). "Tax Event" means the receipt by the Corporation of an opinion of tax counsel of the Corporation's choice experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates or any of its successors or its stockholders is, or at any time in the future will be, subject to tax upon the issuance of shares of either CD Stock or Move.com Stock or (2) either CD Stock or Move.com Stock is not, or at any time in the future will not be, treated solely as stock of the Corporation. For purposes of rendering such opinion, the tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.

         (5) Optional Exchange for Stock of a Subsidiary.

                  (1) At any time at which all of the assets and liabilities of a Group (and no other



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

                  assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Corporation (the "Group Subsidiaries"), the Corporation shall have the right to issue to holders of the relevant series of Common Stock (including Cendant Group in the case of Move.com Stock) their Proportionate Interest in all of the outstanding shares of the common stock of the Group Subsidiaries in exchange for all of the outstanding shares of such series of Common Stock.

                  (2) If the series of Common Stock being exchanged pursuant to
                  Section 3(c)(i) above is CD Stock and the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group is greater than zero, the Corporation shall also issue a number of shares of Move.com Stock equal to the then current Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group and issue those shares to the holders of CD Stock or to one of the Group Subsidiaries, at the option of the Corporation.

                  (3) If the series of Common Stock being exchanged pursuant to
                  Section 3(c)(i) above is Move.com Stock and the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group is greater than zero (so that less than all of the shares of common stock of the Group Subsidiaries are being delivered to the holders of Move.com Stock), the Corporation may retain the remaining shares of common stock of the Group Subsidiaries or distribute those shares as a dividend on CD Stock.

         (6) General Dividend, Exchange and Redemption Provisions.

                  (1) If the Corporation completes a Disposition of All or Substantially All of the



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

                  Assets of a Group (other than an Exempt Disposition), the Corporation shall, not more than the 10 Trading Days after the consummation of such Disposition, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof and (z) if the Group is Move.com Group, the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group. The Corporation shall, not more than 30 Trading Days after such consummation, announce by press release which of the actions specified in
                  Section 3(a)(i) of this Article 4(A) it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not later than 30 Trading Days after such consummation and not earlier than 10 Trading Days before the applicable payment date, redemption date or exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

                  (1) if the Corporation has determined to pay a special dividend, (A) the record date for such dividend, (B) the payment date of such dividend (which cannot be more than 85 Trading Days after such consummation) and (C) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof);

                  (2) if the Corporation has determined to undertake a redemption, (A) the date of redemption (which cannot be more than 85 Trading Days after such consummation), (B) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (C) if less than all shares of the relevant series of Common Stock are to be redeemed, the number of shares to be redeemed and (D) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

                  (3) if the Corporation has determined to undertake an exchange, (A) the date of exchange (which cannot be more than 85 Trading Days after such consummation), (B) the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock and (C) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such exchange.

                  (2) If the Corporation has determined to complete any exchange described in Section 3(b) or (c) of this Article 4(A), the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying
                  (x) the exchange date and the other terms of the exchange and
                  (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the

                  Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

                  (3) Neither the failure to mail any notice required by this
                  Section 3(d) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

                  (4) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to
                  Section 3(a)(i) of this Article 4(A), the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

                  (5) No holder of shares of a series of Common Stock being exchanged or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

                  (6) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

                  (7) From and after the date set for any exchange or redemption contemplated by this Section 3, all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of Business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above. Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

                  (8) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by this Section 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

                  (9) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by this Section 3 as the Board of Directors may determine to be appropriate under the circumstances.

         3. Voting Rights.

         At every meeting of stockholders, the holders of CD Stock and the holders of Move.com Stock shall vote together as a single class on all matters as to which common stockholders generally are entitled to vote, unless a separate vote is required by applicable law. On all such matters for which no separate vote is required, (a) holders of CD Stock shall be entitled to one vote per share of CD Stock held and (b) holders of Move.com Stock shall be entitled to a one vote per share of Move.com Stock held. Each share of CD Stock and each share of Move.com Stock shall continue to have one vote following a stock split, stock dividend or similar reclassification.

         4. Liquidation Rights.

         In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of CD Stock and holders of Move.com Stock shall be entitled to receive in respect of shares of CD Stock and shares of Move.com Stock their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders (after payment of or provision for all liabilities, including contingent liabilities, of the Corporation and payment of the liquidation preference payable to any holders of Preferred Stock), in proportion to the respective number of liquidation units per share of CD Stock and Move.com Stock. Each share of CD Stock shall have one liquidation unit and each share of Move.com Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of Move.com Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up of the Corporation or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation divided by the average Market Value of one share of CD Stock during such 20 Trading Day period.

         If the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of CD Stock or Move.com Stock, or declare a dividend in shares of either series to holders of such series, the per share liquidation units of such series of Common Stock specified in the preceding paragraph, as adjusted from time to time, shall be appropriately adjusted as determined by the Board of Directors, so as to avoid dilution in the aggregate, relative liquidation rights of the shares of any series of Common Stock.

         Neither the merger nor consolidation of the Corporation into or with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation or cause the dissolution of the Corporation, for purposes of this
Section 5.

         5. Adjustments to Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group.

         The Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

                  (1) adjusted in proportion to any changes in the number of outstanding shares of Move.com Stock caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of Move.com Stock or by dividends or other distributions of shares of Move.com Stock on shares of Move.com Stock

                  (and, in each such case, rounded, if necessary, to the nearest whole number);

                  (2) decreased by (i) if the Corporation issues any shares of Move.com Stock and the Board of Directors attributes that issuance (and the proceeds thereof) to Cendant Group, the number of shares of Move.com Stock so issued, and (ii) if the Board of Directors reallocates to Cendant Group any cash or other assets theretofore allocated to Move.com Group in connection with a redemption of shares of Move.com Stock (as required pursuant to clause (ii) of the proviso to the definition of Cendant Group below) or in return for a decrease in the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group, the number (rounded, if necessary, to the nearest whole number) equal to
                  (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of Move.com Stock as of the date of such reallocation; and

                  (c) increased by (i) if the Corporation repurchases any shares of Move.com Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to Cendant Group, the number of shares of Move.com Stock so repurchased and (ii) if the Board of Directors re-allocates to Move.com Group any cash or other assets theretofore allocated to Cendant Group in return for an increase in the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of Move.com Stock as of the date of such re-allocation.

         Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares

Issuable with Respect to Cendant Group's Retained Interest in Move.com Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of Move.com Stock (and the proceeds here from) or the repurchase of Move.com Stock (and the consideration therefor) to Cendant Group or to Move.com Group, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to Cendant Group the issuance of any shares of Move.com Stock that are issued
(1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of CD Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to Cendant Group.

         6. Additional Definitions.

         As used in this Article 4, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

         "All or Substantially All of the Assets" of either Group means a portion of such assets that represents at least 80% of the then-current Fair Value of the assets of such Group, which for Cendant Group includes the value of its Retained Interest in Move.com Group.

         "Available Dividend Amount" for Cendant Group, on any day on which dividends are paid on shares of CD Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of CD Stock under Delaware law if (a) Cendant Group and Move.com Group were each a separate Delaware corporation, (b) Cendant Group had outstanding (i) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of CD Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to Cendant Group and are then outstanding, (c) the assumptions about Move.com Group set forth in the next sentence were true and (d) Cendant Group owned a number of shares of Move.com Stock equal to the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group.

         "Available Dividend Amount" for Move.com Group, on any day on which dividends are paid on shares of Move.com Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of Move.com Group's common stock under Delaware law if Move.com Group were a separate Delaware corporation having outstanding
(a) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of Move.com Stock that are then outstanding plus the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to Move.com Group and are then outstanding.

         "Cendant Group" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of Move.com Group, (b) the rights and obligations of Cendant Group under any inter-Group debt deemed to be owed to or by Cendant Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in Move.com Group (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to Move.com Group) equal to the Retained Interest Percentage; provided, however, that:

                  (1) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors, or a committee thereof, from time to time, and

                  (2) if the Corporation transfers cash, other assets or securities to holders of shares of Move.com Stock as a dividend or other distribution on shares of Move.com Stock (other than a dividend or distribution payable in shares of Move.com Stock), or as payment in a redemption of shares of Move.com Stock required by Section 3(a) of this Article 4(A), then the Board of Directors shall re-allocate from Move.com Group to Cendant Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of Move.com Stock outstanding on such date.

         "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

         "Effective Date" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

         "Exempt Disposition" means any of the following:

         (2) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders,

         (3) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion),

         (4) a Disposition by either Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion,

         (5) a dividend, out of Move.com Group's assets, to holders of Move.com Stock and a re-allocation of a corresponding amount of Move.com Group's assets to Cendant Group as required pursuant to clause (ii) of the proviso to the definition of Cendant Group above,

         (6) a dividend, out of Cendant Group's assets, to holders of CD Stock, and

         (7) any other Disposition, if (i) at the time of the Disposition there are no shares of CD Stock outstanding, (ii) at the time of the Disposition there are no shares of Move.com Stock outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of CD Stock or Move.com Stock for newly issued shares of the other series of Common Stock as contemplated under
         Section 3(b) of this Article 4.

         "Fair Value" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

         "Group" means either Cendant Group or Move.com Group.

         "Market Capitalization" of either series of Common Stock on any date means the Market Value of a share of such series on such date multiplied by the number of shares of such series outstanding on such date.

         "Market Value" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation, or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, or if such class or series of stock is not listed on the NYSE, a national securities exchange, or the Nasdaq NMS or quoted in the over-the-counter market, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock, shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of Move.com Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to Move.com Group and (b) the Board of Directors determines to reallocate to Cendant Group cash or other assets theretofore allocated to Move.com Group in order to avoid a change in the Retained Interest Percentage, the "Market Value" of a share Move.com Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group shall equal the Fair Value of the consideration paid per share of Move.com Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of Move.com Stock (and the Board of Directors reallocates to Cendant Group cash or other assets theretofore allocated to Move.com Group in the manner required by clause (ii) of the proviso to the definition of Cendant Group below), the "Market Value" of a share Move.com Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group shall equal the Fair Value of the consideration paid per share of Move.com Stock so redeemed.

         "Move.com Group" means (a) the internet real estate services portal called Move.com, including all of the businesses, assets and liabilities of the Corporation and its subsidiaries that the Board of Directors has, as of the Effective Date, allocated to Move.com Group, (b) any assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to Move.com Group, (c) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to Move.com Group or that the Corporation otherwise allocates to Move.com Group in accordance with policies established from time to time by the Board of Directors and (d) the rights and obligations of Move.com Group under any inter-Group debt deemed to be owed to or by Move.com Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that:

                  (1) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and

                  (2) if the Corporation transfers cash, other assets or securities to holders of shares of Move.com Stock as a dividend or other distribution on shares of Move.com Stock (other than a dividend or distribution payable in shares of Move.com Stock), or as payment in a redemption of shares of Move.com Stock required by Section 3(a) of this Article 4(A), then the Board of Directors shall re-allocate from Move.com Group to Cendant Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to

                  Cendant Group's Retained Interest in Move.com Group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of Move.com Stock outstanding on such date.

         "Net Proceeds" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination shall be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation in respect of such Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Move.com Stock) attributed to such Group.

         "Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group" shall initially be a number the Board of Directors designates prior to the time the Corporation first issues shares of Move.com Stock, or options therefor, as the number of shares of Move.com Stock that could be issued by the Corporation for the account of Cendant Group in respect of its Retained Interest in Move.com Group; provided, however, that such number as in effect from time to time shall automatically be adjusted as required by Section 6 of this Article 4(A).

         "Proportionate Interest" of holders of Move.com Stock in the Net Proceeds of a Move.com Group Disposition (or in the outstanding shares of common stock of any subsidiaries holding Move.com Group's assets and liabili-

ties) means the amount of such Net Proceeds (or the number of such shares) multiplied by the number of shares of Move.com Stock outstanding divided by the Total Number of Notional Move.com Shares Deemed Outstanding. "Proportionate Interest" of holders of CD Stock in the Net Proceeds of a Cendant Group Disposition (or in the outstanding shares of common stock of any subsidiaries holding Cendant Group's assets and liabilities) means the amount of such Net Proceeds (or the number of such shares) multiplied by the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group divided by the Total Number of Notional Move.com Shares Deemed Outstanding.

         "Publicly Traded" with respect to any security means (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

         "Retained Interest" means Cendant Group's interest in Move.com Group, excluding the interest represented by outstanding shares of Move.com Stock.

         "Retained Interest Percentage" means the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group divided by the Total Number of Notional Move.com Shares Deemed Outstanding.

         "Total Number of Notional Move.com Shares Deemed Outstanding" means the number of shares of Move.com Stock outstanding plus the Number of Shares Issuable with Respect to Cendant Group's Retained Interest in Move.com Group.

         "Trading Day" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

         7. Effectiveness of Sections 2 Through 7 of this Article 4(A).

         The terms of Sections 2 through 7, inclusive, of this Article 4(A) shall apply only when there are shares of both series of Common Stock outstanding.

         8. Determinations by the Board of Directors.

         Subject to applicable law, any determinations made by the Board of Directors in good faith under the Certificate of Incorporation, as it may be amended from time to time, including without limitation any such determinations with respect to the businesses, assets and liabilities of either Group, transactions between the Groups or the rights of holders of any series of Common Stock or Preferred Stock made pursuant to or in the furtherance hereof, shall be final and binding on all stockholders of the Corporation. A record of all formal determinations of the Board of Directors made as contemplated hereby shall be filed with the records of the actions of the Board of Directors.

B. Preferred Stock

                  The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one or more series, to fix the number of shares in each such series (subject to the aggregate limitations thereon in this Article) and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series. The authority of the Board of Directors with respect to each such series shall include determination of the following (which may vary as between the different series of Preferred Stock):

         (a) The number of shares constituting the shares and the distinctive designation of the series;

         (b) The dividend rate on the shares of the series and the extent, if any, to which dividends thereon shall be cumulative;

         (c) Whether shares of the series shall be redeemable and, if redeemable, the redemption price payable on redemption thereof, which price may, but need not, vary according to the time or circumstances of such redemption;

         (d) The amount or amounts payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

         (e) Whether the shares of the series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

         (f) Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (g) The extent, if any, to which the holders of shares of the series shall be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the Corporation;

         (h) Whether, and the extent to which, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside of the Amended and Restated Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors; and

         (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions of this Amended and Restated Certificate of Incorporation.

                  Shares of Common Stock and of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration, not less than par value, as shall be fixed by the Board of Directors. No consent by any series of Preferred Stock shall be required for the issuance of any other series of Preferred Stock unless the Board of Directors in the resolution providing for the issuance of any series of Preferred Stock expressly provides that such consent shall be required.

                  Subject to the rights, if any, of holders of shares of Preferred Stock from time to time outstanding, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

                  Except as otherwise provided by law or as otherwise expressly provided in the resolution or resolutions providing for the issuance of shares of any series of the Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of shares of Common Stock of the Corporation entitled at any time to vote shall have one vote for each share thereof held. Except as otherwise provided with respect to shares of Preferred Stock authorized from time to time by the Board of Directors, the exclusive voting power for all purposes shall be vested in the holders of shares of Common Stock.

                  5. The Corporation is to have perpetual existence.

                  6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter, or repeal the By-Laws of the Corporation.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (d) Subject to the provisions of the By-Laws, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the provisions of the By-Laws, the Board of Directors may designate one or more directors as alternate members of any committee, who shall replace any absent or disqualified member at any meeting of the committee in the manner specified in such designation. Any such committee, to the extent provided in the resolution of the Board of Directors adopted in accordance with the

         By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (e) When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                  7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  8. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  9. For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

                  (a) Election of Directors. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  (b) Number, Election and Terms of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to the office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  (c) Stockholder Nomination of Director Candidates. Advance notice of nominations for the election of Directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

                  (d) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors for which the new directorship was created or the vacancy occurred and until such Director's successor shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                  (e) Removal of Directors. Any Director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors voting together as a single class.

                  (f) Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board or Directors.

                  (g) By-Law Amendments. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of Article II, and Sections 1, 2 and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                  (h) Amendment, Repeal. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 9 or any provision hereof.

                  10. (a) Vote Required for Certain Business Combinations.

                  A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided herein:

                           (1) any merger or consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                           (2) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10 million or more; or

                           (3) the issuance or transfer by the Corporation or
                  any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or to any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10 million or more; or

                           (4) the adoption of any plan or proposal for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           (5) any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

                  shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for the purposes of Article 10, each share of the Voting Stock shall have one vote). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  B. Definition of "Business Combination". The term "Business Combination" used in this Article 10 shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A hereof.

                           (b When Higher Vote is Not Required. The provisions of Article 10(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:

         A. Approval by Disinterested Directors. The Business Combination shall have been approved by majority of the Disinterested Directors (as hereinafter defined).

         B. Price and Procedure Requirements. All of the following conditions shall have been met:

                                    (i) The aggregate amount of the cash and the
                  Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                           (a) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                           (b) the Fair Market Value per share of Common Stock
                  on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Paragraph 10 as the "Determination Date"), whichever is higher.

                                     (ii) The aggregate amount of the cash and
                  the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the higher of the following:

                           (a) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or
                  (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                           (b) the Fair Market Value per share of such class of
                  Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                                    (iii) The consideration to be received by
                  holders of Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for any Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Article 10(b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                                    (iv) After such Interested Stockholder has
                  become an Interested Stockholder and prior to the consummation of such Business Combinations: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                           (c) Certain Definitions. For the purpose of this
         Article 10:

                  A. A "person" shall mean any individual, firm, corporation or other entity.

                  B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                           (i0 is the beneficial owner, directly or indirectly,
                  of 5% or more of the voting power of the outstanding Voting Stock; or

                           (ii0 is an Affiliate of the Corporation and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                           (iii0 is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  C. A person shall be a "beneficial owner" of any Voting Stock:

                           (i0 which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                           (ii0 which such person or any of its Affiliates or
                  Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (iii0 which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Article 10(c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of the
         Article 10(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

                  F. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Article 10(c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

                  G. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  H. "Fair Market Value" means: (i) in the case of stock, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or, if such stock is then listed on an exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composition Tape for New York Stock Exchange -- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange or quoted as aforesaid, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors, in good faith.

                  I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Article 10(b) shall include the shares of Common Stock retained by the holders of such shares.

                  J. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

                           (d) Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article 10 on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Common Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for an issuance of transfer of securities by the Corporation or any Subsidiary in any Business Combination has, or an issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article 10.

                           (e) No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                           (f) Amendment, Repeal, etc. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-Laws

         (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article 10.

                  11. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this
Article 11 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 11 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed this 23rd day of March 2000.

                                  CENDANT CORPORATION



                                  By:
                                  Name: James E. Buckman
                                  Title: Vice Chairman and General Counsel




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